Exhibit 10(c)(1)



FIRST AMENDMENT TO LEASE

     FIRST AMENDMENT TO LEASE dated as of May 1, 1994, by and between John A. Pirovano, as Trustee of CC&F Cambridge Parkway Trust under Declaration of Trust dated May 26, 1982, and recorded with Middlesex South Registry of Deeds in Book 14637, Page 527, and not individually, ("Landlord") and Lotus Development Corporation ("Tenant").

     WHEREAS Landlord and Tenant have entered into a lease of premises located at 55 Cambridge Parkway, Cambridge,
Massachusetts dated as of May 1, 1994 (the "Lease"); and

     WHEREAS Landlord and Tenant wish to amend the Lease for the purposes of clarifying certain matters intended to be included inthe Lease, all on the terms set forth herein.

     NOW THEREFORE, Landlord and Tenant hereby amend the Lease as follows:

     1. In the definition of "Annual Fixed Rent" in Section 1.1 of the Lease, the following is added after the description of Annual Fixed Rent for Lease Year 11: "Landlord and Tenant acknowledge and agree that included within the Annual Fixed Rent for each Lease Year is (i) a charge attributable to the 382 parking spaces leased to Tenant pursuant to Section 2.1.1, at a monthly rate per parking space during each Lease year as described in the last sentence of said Section 2.1.1, and (ii) a charge attributable to Premises Expenses (as defined in Section 2.6(d)) on account of additional rent of $9.00 per annum per net rentable square foot (pro rated in the case of the first and last Lease Years), all as described in Section 2.6(e)."

     2. Section 2.6(e) is amended by adding the following, after the phrase "(the 'Premises Expense Base')" in line 4 thereof: "and Tenant shall receive from Landlord a credit, as more particularly described in section 2.6(f) below, to the extent that Premises Expenses are less than $9.00 per annum per net rentable square foot, pro rated in the case of the first and last Lease Year".

     3. Section 2.6(f) is amended by changing the period at the end of the third sentence thereof to a comma (after the words "this Section 2.6"), and adding the following: "Or, if the then applicable budget for the ten-current calendar year assumes that no payment will become due under this Section 2.6 in that calndar year, any amount so overpaid shall be applied against future payment of Annual Fixed Rent thereafter becoming due under this Lease."

     In all other respects, the Lease is hereby ratified and confirmed.

     Executed as a sealed instrument in two or omore counterparts as of the day and year first written above.

LANDLORD:



/s/John A. Pirovano
----------------------------
John A. Pirovano, as Trustee
of CC&F Cambridge Parkway Trust,
but no individually



TENANT:

LOTUS DEVELOPMENT CORPORATION


By: /s/Edwin J. Gillis
    --------------------
    Edwin J. Gillis,
    Senior Vice President,
    Chief Financial Officer,
    Finance and Operations,
    Hereunto duly authorized

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